Exhibit 3.3

Form 205 (Revised 05/11)	Certificate of Formation Limited Liability Company	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709
Filing Fee: $300

Article 1 - Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:
Entergy Louisiana Power, LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 - Registered Agent and Registered Office (See instructions. Select and complete either A or B and complete C.)
A. The initial registered agent is an organization (cannot be entity named above) by the name of:

OR
X B. The initial registered agent is an individual resident of the state whose name is set forth below:
Thomas	G.	Wagner
First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:
2001 Timberloch Place, 2nd Floor	The Woodlands	TX	77380
Street Address	City	State	Zip Code
Article 3-Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

X A. The limited liability company will have managers. The name and address of each initial manager are set forth below.
B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

Governing Person 1
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
Theodore	H.	Bunting		Jr.
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS
639 Loyola Avenue, 28th Floor	New Orleans	LA	USA	70113
Street or Mailing Address	City	State	Country	Zip Code

Governing Person 2
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
Andrew	S.	Marsh
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS
639 Loyola Avenue, 28th Floor	New Orleans	LA	USA	70113
Street or Mailing Address	City	State	Country	Zip Code

Governing Person 3
NAME (Enter the name of either an individual or an organization, but not both.)
if Individual
See Supplemental Provisions for additional Managers.
First Name	M.I.	Last Name		Suffix
OR
If Organization

Organization Name
ADDRESS

Street or Mailing Address	City	State	Country	Zip Code

Article 4 - Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information
Text Area: [The attached addendum, if any, is incorporated herein by reference.]
The following additional Managers shall be included in Article 3:

Phillip R. May, Jr.
4809 Jefferson Highway
Jefferson, Louisiana 70121

Mark T. Savoff
639 Loyola Avenue
28th Floor
New Orleans, Louisiana 70113-3125

Organizer

The name and address of the organizer:
Daniel T. Falstad
Name
639 Loyola Avenue, 26th Floor	New Orleans	LA	70113
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

X A. This document becomes effective when the document is filed by the secretary of state.
B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. This document takes effect upon the occurrence of the future event or fact, other than the
passage of time. The 90th day after the date of signing is:	_________________
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	July 7, 2015
/s/ Daniel T. Falstad
Signature of organizer
Daniel T. Falstad
Printed or typed name of organizer

Form 424 (Revised 05/11)	Certificate of Amendment	This space reserved for office use.
Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709
Filing Fee: See instructions

Entity Information
The name of the filing entity is:
Entergy Louisiana Power, LLC
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.
The filing entity is a: (Select the appropriate entity type below.)
For-profit Corporation	Professional Corporation
Nonprofit Corporation	Professional Limited Liability Company
Cooperative Association	Professional Association
X Limited Liability Company	Limited Partnership

The file number issued to the filing entity by the secretary of state is:	802248567
The date of formation of the entity is:	July 7, 2015

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)
Entergy Louisiana, LLC
The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent (Complete either A or B, but not both. Also complete C.)
A. The registered agent is an organization (cannot be entity named above) by the name of:

OR
B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name		Suffix
The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.
C. The business address of the registered agent and the registered office address is:

Street Address (No P.O. Box)		City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions
Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. This document becomes effective when the document is filed by the secretary of state.
X B. This document becomes effective at a later date, which is not more than ninety (90) days from
the date of signing. The delayed effective date is:	October 1, 2015 at 2:02 p.m. Central Daylight Time
C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	September 28, 2015
By:		Entergy Louisiana Power, LLC
/s/ Phillip R. May, Jr.
Signature of authorized person
Phillip R. May, Jr.
Printed or typed name of authorized person (see instructions)